UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2005
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 7, 2005, non-independent directors John Mooney, a director since 1995, and Markku Toivanen, a director since 1993, voluntarily resigned from the OM Group, Inc.’s board of directors in response to the company’s adoption of a new policy that requires all non-executive directors to meet its independence standards. Frank Butler, a director since 1996, and Lee Brodeur, a director since 1993, took early retirement from the board of directors on that same date.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM GROUP, INC.
Date: August 11, 2005	/s/ R. Louis Schneeberger

Name: R. Louis Schneeberger Title: Chief Financial Officer